                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) February 25, 1999 with respect to the consolidated financial statements of SFX Entertainment, Inc., (ii) October 2, 1997 with respect to the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies, (iii) December 13, 1996 with respect to the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries, (iv) May 22, 1998 with respect to the combined financial statements of the Contemporary Group, (v) November 20, 1997 with respect to the combined financial statements of The Album Network, Inc. and Affiliated Companies, (vi) March 20, 1998 with respect to the consolidated financial statements of BG Presents, Inc. and Subsidiaries, (vii) March 13, 1998 with respect to the combined financial statements of Concert/Southern Promotions and Affiliated Companies, (viii) April 10, 1998 with respect to the combined financial statements of Falk Associates Management Enterprises, Inc.,
(ix) May 1, 1998 with respect to the combined financial statements of Blackstone Entertainment LLC, (x) March 5, 1998 with respect to the consolidated financial statements of The Marquee Group, Inc. and Subsidiaries,
(xi) May 21, 1998 with respect to the combined financial statements of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc., (xii) June 3, 1998 with respect to the consolidated financial statements of Cambridge Holding Corporation, Inc. and (xiii) July 6, 1998 with respect to the combined financial statements of Tollin-Robbins Entertainment, all as either included in or incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of SFX Entertainment, Inc. for the registration of 8,625,000 shares of its Class A Common Stock.




/s/ Ernst & Young LLP



New York, New York
July 30, 1999